UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report June 7, 2024
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement and Registration Rights Agreement

On June 11, 2024, Enservco Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of $10 million of newly issued shares of the Company’s common stock, par value $0.005 per share (“Common Stock”) and the Exchange Cap (as defined below).

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the Purchase Agreement have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the Purchaser. Actual sales of shares of Common Stock to the Purchaser under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding and the Company’s operations.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.10 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed 100,000 shares at a purchase price equal to the lesser of 92.5% of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sale price of a share of Common Stock on the applicable Purchase Date for such Fixed Purchase during the full trading day on such applicable Purchase Date.

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.10 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase, on the immediately following business day, an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 92.5% of (i) the closing sale price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement). At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct the Purchaser to purchase, on such same business day, an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 92.5% of (i) the closing sale price of the Common Stock on the applicable Additional VWAP Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Purchase Agreement).

In no event shall the Company issue to the Purchaser under the Purchase Agreement more than 7,310,000 shares of Common Stock, representing 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) sales of Common Stock are made at a price equal to or in excess of the lower of (A) the closing price immediately preceding the delivery of the applicable notice to the Purchaser and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding the delivery of such notice (in each case plus an incremental amount to take into account the Commitment Shares (as defined in the Purchase Agreement), such that the sales of such Common Stock to the Purchaser would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

As consideration for the Purchaser’s irrevocable commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company issued 545,554 shares of Common Stock to the Purchaser (the “Initial Commitment Shares”). In addition, the Company has agreed to issue an additional $100,000 of shares of Common Stock to the Purchaser on the 90th calendar day following the Commencement Date, with the number of such shares determined based upon the VWAP Purchase Price as of such date (the “Back End Commitment Shares”).

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the Initial Commitment Shares, the Back End Commitment Shares, and the maximum number of shares issuable under the Purchase Agreement as may be permitted under applicable rules within 10 business days following the date of the Registration Rights Agreement. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective within the earlier of 75 calendar days from the date of the Registration Rights Agreement if such registration statement is subject to review by the SEC and the 5th business day from the date the Company is notified by the SEC that such registration statement will not be reviewed.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Note Conversion Agreement

On June 7, 2024, the Company entered into a Note Conversion Agreement (the “Note Conversion Agreement”) with Cross River Partners, LP, pursuant to which Cross River converted $1,222,356.16 of principal and accrued but unpaid interest on the Convertible Note issued by the Company on November 3, 2022 into 4,495,609 shares of the Company’s common stock and $1,037,567.12 of principal and accrued but unpaid interest on the Convertible Note issued by the Company on September 11, 2023 into 3,815,988 shares of the Company’s common stock, at a conversion price of $0.2719 per share.

The foregoing description of the Note Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Conversion Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2024, the Company received formal notice from that NYSE Regulation has determined to commence proceedings to delist the Company’s Common Stock from the NYSE American. NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1009(a) of the NYSE American Company Guide (the “Company Guide”) as the Company was unable to demonstrate that it had regained compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide by the end of the 18-month compliance plan period, which expired on June 9, 2024.

The Company intends to appeal this determination with the Listings Qualification Panel of the Committee for Review of the Board of Directors of the Exchange. However, there can be no assurance that the Company will successfully appeal the staff’s determination to delist the Common Stock or regain compliance with all applicable NYSE American listing standards.

On June 10, 2024 the Company issued a press release announcing it had received the notice. A copy of the press release is attached hereto as Exhibit 99.1. On June 13, 2024 the Company issued a press release announcing an update on its plan to retain listing on NYSE American. A copy of the press release is attached hereto as Exhibit 99.2.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 relating to the issuance of shares of Common Stock pursuant to the Purchase Agreement and the Note Conversion Agreement is incorporated by reference herein in its entirety. All such shares were not registered under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, the securities described herein.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Common Stock Purchase Agreement by and between the Company and an institutional investor, dated as of June 11, 2024
10.2	Registration Rights Agreement by and between the Company and an institutional investor, dated as of June 11, 2024
10.3	Note Conversion Agreement by and between the Company and Cross River Partners, LP, dated as of June 7, 2024
99.1	Press Release dated June 10, 2024
99.2	Press Release dated June 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 13, 2024.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Chair and CEO